SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2003

APPLIED MICRO CIRCUITS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23193 (Commission File Number)	94-2586591 (IRS Employer Identification No.)

6290 Sequence Drive

San Diego, California 92121

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 450-9333

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of Applied Micro Circuits Corporation issued on October 23, 2003.

Item 12.	Results of Operations and Financial Condition

On October 23, 2003, Applied Micro Circuits Corporation (“AMCC”) issued a press release regarding its financial results for the quarter ended September 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage its operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow AMCC.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: October 23, 2003	By:	/s/ Stephen M. Smith
Stephen M. Smith Senior Vice President, Finance and Administration, and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release of Applied Micro Circuits Corporation issued on October 23, 2003.